
                                                               As filed with the Securities and Exchange Commission on June 18, 1998
====================================================================================================================================
                                                 SECURITIES AND EXCHANGE COMMISSION
                                                       Washington, D.C. 20549
                                                              FORM S-8
                                                       REGISTRATION STATEMENT
                                                                Under
                                                     The Securities Act of 1933

                                                          XIOX CORPORATION
                                       (Exact name of Registrant as specified in its charter)




                  Delaware                                                                         95-3824750
      (State or other jurisdiction of                                                           (I.R.S. Employer
       incorporation or organization)                                                        Identification Number)



                                                  577 Airport Boulevard, Suite 700
                                                    Burlingame, California 94010
                                              (Address of principal executive offices)
                                                           1994 STOCK PLAN

                                   (as amended on May 22, 1995, March 25, 1997 and March 18, 1998)

                                                      (Full title of the plan)
                                                         William H. Welling
                                                       Chief Executive Officer
                                                  577 Airport Boulevard, Suite 700
                                               (Name and address of agent for service)


                                                           (650) 375-8188
                                    (Telephone number, including area code, of agent for service)

                                                              Copy to:

                                                       Blair W. Stewart, Esq.
                                                  Wilson Sonsini Goodrich & Rosati
                                                      Professional Corporation
                                                         650 Page Mill Road
                                                         Palo Alto, CA 94304
                                                           (650) 493-9300

                                                   CALCULATION OF REGISTRATION FEE
----------------------------------------- ------------------------- ---------------------- ---------------------- ------------------
                 Title                             Amount                 Proposed               Proposed             Amount of
            of Securities to                       to be                   Maximum                Maximum            Registration
             be Registered                       Registered               Offering               Aggregate               Fee
                                                                            Price                Offering
                                                                          Per Share                Price
----------------------------------------- ------------------------- ---------------------- ---------------------- ------------------
Common Stock to be issued upon exercise                    275,000     $ 5.75         (1)    $1,581,250       (1)      $  466.47
of options granted under the 1994 Stock
Plan (as amended on May 22, 1995, March
25, 1997 and March 18, 1998)
----------------------------------------- ------------------------- ---------------------- ---------------------- ------------------

(1)   Etstimated  solely for the purpose of calculating the amount of the  registration  fee on the basis of the average of the high and low sale price reported by Nasdaq SmallCap Market on June 11, 1998 in accordance with Rule 457(c).




====================================================================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  Incorporation of Documents by Reference.

         There are hereby incorporated by reference in this Registration Statement the following documents and information heretofore filed with the Securities and Exchange Commission:

         1. The Company's Annual Report on Form 10-KSB for the period ended December 31, 1997 filed pursuant to Section 13(a) of the Exchange Act;

         2. The Company's Quarterly Reports on Form 10-QSB for the periods ended March 31, 1997, June 30, 1997 and September 30, 1997 filed pursuant to Section 13(a) of the Exchange Act; and

         3. The Company's Current Reports on Form 8-K filed on January 29, 1998.

         4. The description of the Company's Common Stock contained in the Company's Registration Statement on Form S-8 filed February 1, 1995, pursuant to
Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description (Registration No. 33-88996).

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 ("Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing such documents.

ITEM 4.  Description of Securities.

         Not applicable.

ITEM 5.  Interests of Named Experts and Counsel.

         Not applicable.

ITEM 6. Indemnification of Directors and Officers.

         The Registrant's Certificate of Incorporation, as amended, limits, to the maximum extent permitted by Delaware law, the personal liability of directors for monetary damages for breach of their fiduciary duties as a directors. The Registrant's Bylaws provide that the Registrant shall indemnify its officers and directors and may indemnify its employees and other agents to the fullest extent permitted by Delaware law.

         Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify a director, officer, employee or agent made a party to an action by reason of that fact that he or she was a director, officer, employee or agent of the corporation or was serving at the request of the corporation, against expenses actually and reasonable incurred by him or her in connection with such action if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and with respect to any criminal action, had no reasonable cause to believe his or her conduct was unlawful.

ITEM 7. Exemption from Registration Claimed.

         Not applicable.

ITEM 8. Exhibits.

               Exhibit
                Number

                       5.1  Opinion  of  Wilson   Sonsini   Goodrich  &  Rosati,
                            Professional Corporation

                      10.1  1994 Stock Plan, as amended

                      10.2* Form Stock Option  Agreement to 1994 Stock Plan,  as
                            amended

                      23.1  Consent  of  KPMG  Peat  Marwick  LLP,   Independent
                            Auditors

                      23.2 Consent of Wilson, Sonsini, Goodrich & Rosati, Professional Corporation (Contained in Exhibit 5.1)

                      24.1  Power of Attorney (See Page II-4)

                         *  Incorporated    by   reference    to    Registrant's
                            Registration   Statement   on  Form  S-8  (File  No.
                            33-88996 filed on February 1, 1995)

ITEM 9.  Undertakings.

         Not applicable.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burlingame, State of California, on June 18, 1998


                                                XIOX CORPORATION


                                                By:      /S/ WILLIAM H. WELLING
                                                   -----------------------------
                                                         William H. Welling
                                                         Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William H. Welling and Melanie D. Reid, jointly and severally, his attorney-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

                    Signature                                      Title                               Date
                 ---------------                                -----------                          ---------

/S/ WILLIAM H. WELLING                             Chairman   of   the   Board,    Chief           June 18, 1998
---------------------------------------------      Executive     Officer      (Principal
(William H. Welling)                               Executive Officer) and Director


/S/ MELANIE D. REID                                Vice President of Finance, Chief                June 18, 1998
---------------------------------------------      Financial Officer and Secretary
(Melanie D. Reid)                                  (Principal Financial Officer and
                                                   Principal Accounting Officer)


/S/ BERNARD T. MARREN                              Director                                        June 18, 1998
---------------------------------------------
(Bernard T. Marren)


/S/ ROBERT K. MCAFEE                               Director                                        June 18, 1998
---------------------------------------------
(Robert K. McAfee)


/S/ MARK A. PARRISH, JR.                           Director                                        June 18, 1998
---------------------------------------------
(Mark A. Parrish, Jr.)


/S/ ATAM LALCHANDANI                               Director                                        June 18, 1998
---------------------------------------------
(Atam Lalchandani)


/S/ PHILIP VERMEULEN                               Director                                        June 18 , 1998
---------------------------------------------
(Philip Vermeulen)

                                INDEX TO EXHIBITS


Exhibit
Number          Description
------          -----------

5.1             Opinion of  Wilson,  Sonsini,  Goodrich &  Rosati,  Professional
                Corporation

10.1            1994 Stock Plan, as amended

10.2*           Form Stock Option Agreement to 1994 Stock Plan, as amended

23.1            Consent of KPMG Peat Marwick LLP, Independent Auditors

23.2 Consent of Wilson, Sonsini, Goodrich & Rosati, Professional Corporation (Contained in Exhibit 5.1)

24.1            Power of Attorney (see Page II-4)

   * Incorporated by reference to Registrant's Registration Statement on Form S-8 (File No. 33-88996 filed on February 1, 1995)